UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 28, 2015

_____________________________________

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06904-2212

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2015 Annual Meeting of Stockholders of Gartner, Inc. was held on May 28, 2015. With respect to the three (3) proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of Directors to a one year term:

Name	For	Against	Abstain	Broker Non-Votes
Michael J. Bingle	76,304,205	75,524	5,962	4,190,648
Richard J. Bressler	76,299,201	80,539	5,951	4,190,648
Raul E. Cesan	76,300,192	79,573	5,926	4,190,648
Karen E. Dykstra	76,343,585	36,171	5,935	4,190,648
Anne Sutherland Fuchs	75,984,508	395,446	5,737	4,190,648
William O. Grabe	75,011,530	1,368,338	5,823	4,190,648
Eugene A. Hall	76,176,602	203,566	5,523	4,190,648
Stephen G. Pagliuca	76,089,898	289,930	5,863	4,190,648
James C. Smith	76,189,090	190,612	5,989	4,190,648

Proposal 2 – Approve the Company’s Executive Compensation:

Votes For	75,070,165
Votes Against	1,277,439
Abstentions	38,087
Broker Non-Votes	4,190,648

Proposal 3 - Ratify Selection of KPMG LLP as independent registered public accounting firm for fiscal 2015:

Votes For	79,823,467
Votes Against	731,422
Abstentions	21,450

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: May 28, 2015	By:	/s/ Craig W. Safian
Craig W. Safian Senior Vice President, Chief Financial Officer